UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 17, 2015, eBay Inc. ("eBay") completed the previously announced distribution of 100% of the outstanding common stock of PayPal Holdings, Inc. ("PayPal") to eBay’s shareholders (the "Distribution"). Beginning in the third quarter of 2015, PayPal’s historical financial results for periods prior to the Distribution will be reflected in eBay’s consolidated financial statements, retrospectively, as discontinued operations.

During the second quarter of 2015, eBay's Board of Directors approved a plan to sell (the "Sale") the businesses underlying its Enterprise segment ("Enterprise"). As a result, the Enterprise financial results were reflected in eBay’s consolidated financial statements as discontinued operations, retrospectively, beginning in the second quarter of 2015.

The unaudited consolidated financial statements included in Exhibit 99.1 are derived from eBay’s consolidated financial statements for the six consecutive fiscal quarters ended June 30, 2015, adjusted to reflect the Distribution and Sale of Enterprise, which we believe will assist investors in evaluating eBay’s financial performance. These unaudited consolidated financial statements have been further adjusted to reflect certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”), which we also believe will assist investors in evaluating eBay’s financial performance.

The following unaudited consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2014 and (ii) the unaudited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in eBay’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2015, March 31, 2015, September 30, 2014, June 30, 2014, and March 31, 2014.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed with this report:

99.1	Unaudited consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: August 14, 2015	/s/ Marie Oh Huber
Marie Oh Huber
Title: Senior Vice President, Legal Affairs,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Unaudited consolidated financial statements